SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

LITTLEFIELD CORPORATION.
(exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation)	(Commissions File Number)	I.R.S. Employer Identification Number)

2501 North Lamar Blvd., Austin, Texas	78705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 476-5141

(Former name or former address, if changed since last report.) NA

Item 2.02. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On April 14, 2005, Littlefield Corporation issued a press release announcing 1st quarter 2005 earnings. A copy of that press release is attached as exhibit 99 to this report, and is included below.

Exhibit 99:
Press Release dated April 14, 2005.

Littlefield Corporation Announces Fourth Consecutive Quarter of Substantially Improved Earnings

Wednesday April 13, 8:58 pm ET

AUSTIN, Texas--(BUSINESS WIRE)--April 13, 2005--Littlefield Corporation (OTCBB: LTFD.OB - announced today earnings for the first quarter 2005. Results were substantially improved when compared to the first quarter of 2004. This is the fourth quarter of substantially improved operating earnings.
Highlights are as follows:

1.  Quarterly income increased by over $110,000 when compared to
    Q1-2004 income. Annual earnings per share increased to $0.01/share from a year ago loss. Both entertainment and hospitality booked improved income.

2.  Revenue increased by 11% with both entertainment and
    hospitality marking significant increases in revenue.

3.  Entertainment produced a 10% improvement in revenue, a 15%
    improvement in net income and a 13% improvement in EBITDA when compared to Q1-2004.

4.  Hospitality had a very good quarter increasing revenue by 5% while cutting the normal first seasonal quarter loss by 22% and negative
    EBITDA by 29%.

Earnings will be discussed in a conference call on Thursday, April 14, 2005, at 11:00 AM CDT. Interested parties are directed to the Company's press release on April 12, 2005 which provides the details for the conference call.

In evaluating this earnings report it is also noteworthy that the accounts include non-recurring expenses that are attributable to employee termination expenses and the write-off of some doubtful bingo accounts receivable that if not incurred would have served to further increase the Company's reported earnings.

The following report is based upon accounts that have not yet been reviewed by the Company's auditors. Any modifications as a result of that review will be highlighted in the Company's 10-QSB filing, and, if material, will be addressed in a subsequent press release.

REVENUE:
-------

QUARTERLY, YTD              Q1-2005     Q1-2004   Variance  % Change
------------------------- ----------- ----------- --------- ---------
Littlefield Corporation   $2,467,039  $2,228,274  $238,765        11%
Entertainment              1,799,697   1,636,068   163,629        10%
Hospitality                  614,445     583,854    30,591         5%

Q1-2005 Revenue increases were realized in both Hospitality and Entertainment.

This is an important and interesting development as it would appear to continue a trend of meaningful improvement in entertainment revenue and the beginning of a trend in improvement of hospitality revenue. The trend assessment is based upon the following information.

TREND OF REVENUE INCREASES   Q1-2004 Q2-2004  Q3-2004 Q4-2004 Q1-2005
---------------------------- ------- -------- ------- ------- -------
LTFD Corporation                (6%)     (2%)      1%      9%     11%
Entertainment                   (6%)       1%     15%     11%     10%
Hospitality                     (6%)     (8%)   (29%)      6%      5%

NET INCOME
----------

QUARTERLY, YTD                 Q1-2005   Q1-2004  Variance  % Change
----------------------------- --------- --------- --------- ---------
Littlefield Corporation        $94,432  ($17,539) $111,971
Entertainment                  709,812   618,403    91,409        15%
Hospitality                   (258,935) (331,927)   72,992        22%

Net Income improved a meaningful amount in Q1-2005. This improvement in Net Income is almost half of the improvement which the Company delivered in the entire year of 2004. Both Entertainment and Hospitality showed improvement. It is important to note that the improvement in both Entertainment and Hospitality was a double digit improvement. Q1 is always a seasonally weak quarter for Hospitality.

TREND OF
NET INCOME             Q1-2004   Q2-2004  Q3-2004   Q4-2004  Q1-2005
--------------------- --------- --------- -------- --------- --------
LTFD Corporation      ($17,201) $278,224  $24,622  $240,612  $94,432

As can be seen from this simple trend analysis, the Company has been profitable on an operating basis for the last four consecutive quarters. This is a significant improvement when the seasonality of the underlying businesses is considered which typically results in losses for Q1 and Q3. (Please note that this trend does not take into account the year end legal reserves and other charges taken at year end 2004 and is only intended to dramatize the trend of operating performance.)

EBITDA:
------

QUARTERLY, YTD                    Corporate Entertainment Hospitality
--------------------------------- --------- ------------- -----------
Net Income                         $94,432      $709,812   ($258,935)
Interest, Taxes, Depreciation,
 Amortization                      301,546       166,076      91,559
EBITDA                            $395,978      $875,888   ($167,376)

QUARTERLY, YTD                 Q1-2005   Q1-2004  Variance  % Change
----------------------------- --------- --------- --------- ---------
Littlefield Corporation       $395,978  $293,487  $102,491        35%
Entertainment                  875,888   773,743   102,145        13%
Hospitality                   (167,376) (235,466)   68,090        29%

EBITDA, which is a rough measure of the Company's ability to generate cash flow from operations, increased by 35% for the quarter when compared to the Q1-2004. Entertainment was a net contributor to EBITDA while Hospitality's drag on EBITDA was decreased by 29%. Please note the derivation of EBITDA as shown above.

CORPORATE OVERHEAD:
------------------

                                  2005      2004  Variance  % Change
                              --------- --------- --------- ---------
1st QUARTER                   $364,062  $301,922  ($62,140)     (21%)

Q1 Corporate Overhead was negatively impacted by non-recurring expenses associated with personnel turnover and above normal legal fees which when taken together account for the entire increase.

EARNINGS PER SHARE
------------------

                          Q1-2005     Q1-2004     Variance  % Change
                         ---------- ------------ ---------- ---------
Earnings                   $94,432     ($17,539)  $111,971
Shares Outstanding       8,475,456    8,307,373    168,083         2%
Earnings/share           $0.0111/sh ($0.0021/sh) $0.0133/sh

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

"Q1-2005 was the continuation of improvements in performance that first became evident in the second half of 2004.

"The improvement in Revenue is becoming a trend that provides encouragement that it will continue to be sustainable.

"The improvement in Net Income in the first quarter alone is almost half of the improvement in Net Income for the entire 2004 calendar year. That is a very gratifying development.

"It is always fun to see a negative number be transformed into a positive number. While we expect to usually have a breakeven first quarter due to the seasonal nature of our businesses, we do not accept that presumption without a fight. This time we won the fight as the quarter provided Revenue increases, positive Net Income and improvements in EBITDA.

"All of this was achieved because lots of Littlefield folks worked hard to increase Revenue and warily controlled expenses. Thanks to all for a great quarter and the promise of even better things to come!"

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company's performance in a single quarter or the individual opinions of any member of the Company's management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.

Contact:
     Littlefield Corporation, Austin
     Jeffrey L. Minch, 512-476-5141
     jminch@littlefield.com

Source: Littlefield Corporation